Exhibit 99.1

MLC GUC Trust

2020 (Calendar Year) Administrative Costs Budget

November 2019

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Total Budget CY 2020
Governance Costs

Trust Monitor (FTI Consulting)	$204.0	$204.0	$204.0	$204.0	$816.0
Trust Administrator (Wilmington Trust)	357.7	357.7	357.7	357.7	1,430.8

Subtotal for Governance Costs	561.7	561.7	561.7	561.7	2,246.8

Financial Reporting & Claims Resolution
Alix Partners	68.8	68.8	68.8	68.8	275.0
Distribution Advisor-Epiq	5.0	5.0	5.0	5.0	20.0
Claims Agent (Garden City Group)	21.8	51.5	51.5	21.8	146.5
Trust Corporate Counsel (MWE) (Wind Down)	375.0	375.0	375.0	375.0	1,500.0
Trust Recall Matter Counsel (MWE) (a)	875.0	875.0	875.0	875.0	3,500.0

Subtotal for Financial Reporting & Claims Resolution	1,345.5	1,375.3	1,375.3	1,345.5	5,441.5

Investment, Accounting & Tax Advisors
Investment Management Services (Wilmington Trust)	65.0	65.0	65.0	65.0	260.0
External Auditor (Plante Moran)	25.0	110.0	5.0	5.0	145.0
Tax Advisor (Rick Zablocki)	12.5	15.0	10.0	7.5	45.0

Subtotal for Investment, Accounting & Tax Advisors	102.5	190.0	80.0	77.5	450.0

Other Expenses
Insurance Expense	65.3	65.3	65.3	65.3	261.0
US Trustee Fees	25.0	25.0	25.0	25.0	100.0
Contingency	500.0	500.0	500.0	500.0	2,000.0

Subtotal for Other Expenses	590.3	590.3	590.3	590.3	2,361.0

Total Wind Down Expense	$2,600.0	$2,717.2	$2,607.2	$2,575.0	$10,499.3

(a)

Line items attributable solely to additional costs incurred, and anticipated to be incurred, in connection with litigation arising from the recalls by General Motors company of certain ignition switch and other defects in cars manufactured under the “General Motors” brand names.

MLC GUC Trust

2020 (Calendar Year) Reporting Costs Budget

November 2019

$ in thousands	QE 3.31	QE 6.30	QE 9.30	QE 12.31	Total Budget CY 2020
Governance Costs
Trust Monitor (FTI Consulting)	$125.0	$125.0	$125.0	$125.0	$500.0
Trust Administrator (Wilmington Trust)	325.0	325.0	325.0	325.0	1,300.0

Subtotal for Governance Costs	450.0	450.0	450.0	450.0	1,800.0

Trust Professionals
AlixPartners	307.5	307.5	307.5	307.5	1,230.0
Frazier & Deeter	55.0	80.0	45.0	45.0	225.0
MWE	125.0	125.0	125.0	125.0	500.0
CohnReznick	52.6	53.9	11.1	79.1	196.7
Plante Moran	25.0	20.0	25.0	25.0	95.0
Crowell Moring	105.0	105.0	105.0	105.0	420.0

Subtotal for Trust Professionals	670.1	691.4	618.6	686.6	2,666.7

Other Expenses
RR Donnelly	25.0	25.0	25.0	25.0	100.0
Contingency	125.0	125.0	125.0	125.0	500.0

Subtotal for Other Expenses	150.0	150.0	150.0	150.0	600.0

Total Reporting Costs	$1,270.1	$1,291.4	$1,218.6	$1,286.6	$5,066.7